                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants we hereby consent to the use of our report dated March 24, 1998, included in the Form 11-K of the Metromail Corporation 1997 Employee Stock Purchase Plan (the "Plan") for the period ended December 31, 1997. We also hereby consent to the incorporation by reference in Registration Statement No. 333-66265 on Form S-8, Registration Statement No. 333-28143 on Form S-8 and Registration Statement No. 333-28137 on Form S-8 of our report dated March 24, 1998 covering the financial statements of the Plan included in the Plan's Form 11-K for the period ended December 31, 1997 (Commission File number 1-14348).

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

March 24, 1998